UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2020

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2020, Golub Capital BDC, Inc. (the “Company”) priced a term debt securitization (the “2020 Debt Securitization”). Term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by the Company, which is consolidated by the Company and subject to its overall asset coverage requirement.

In connection with pricing of the 2020 Debt Securitization, on August 7, 2020, the Company and Golub Capital BDC CLO 4 LLC (the “2020 Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, as the initial purchaser (the “Initial Purchaser”), pursuant to which the 2020 Issuer agreed to sell certain of the notes to be issued pursuant to an indenture (the “2020 Notes”) to the Initial Purchaser as part of the 2020 Debt Securitization. In addition, the Company expects to enter into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as loan agent and collateral agent, and the lenders party thereto (the “Lenders”), pursuant to which the Lenders will agree to make loans to the Company in an aggregate amount equal to $20.0 million (the “2020 Loans,” together with the 2020 Notes, the “2020 Debt”) as part of the 2020 Debt Securitization.

The 2020 Notes consist of $137.5 million of AAA Class A-1 2020 Notes, which bear interest at the three-month LIBOR plus 2.35%; $10.5 million of AAA Class A-2 2020 Notes, which bear interest at the three-month LIBOR plus 2.75%; $21.0 million of AA Class B 2020 Notes, which bear interest at the three-month LIBOR plus 3.20%; up to $33.0 million A Class C 2020 Notes, which will remain unfunded upon closing of the transactions; and approximately $108.4 million of Subordinated 2020 Notes, which do not bear interest. The Class A-1 2020 Notes, the Class A-2 2020 Notes and the Class B 2020 Notes will be issued through a private placement pursuant to the Purchase Agreement. The Company will indirectly retain all of the Class C and Subordinated 2020 Notes. The Company is permitted, subject to certain conditions, to request a one-time funding of the Class C 2020 Notes, which will not be deemed an additional issuance of notes, but would cause the Class C 2020 Notes to be additional debt of the Company. The 2020 Debt is backed by a diversified portfolio of senior secured and second lien loans. Through November 5, 2022, all principal collections received on the underlying collateral may be used by the 2020 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2020 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the 2020 Debt Securitization. The 2020 Notes, other than the Subordinated 2020 Notes, are due on November 5, 2032. The Subordinated 2020 Notes are due in 2120.

Pursuant to the Credit Agreement, the Lenders will make $20.0 million of AAA Class A-1-L 2020 Loans to the Company, which bear interest at the three-month LIBOR plus 2.35% and will be fully drawn upon closing of the transactions. The 2020 Loans are scheduled to mature and, unless earlier repaid, the entire unpaid principal balance thereof will be due and payable on November 5, 2032. Any Lender may elect to convert all or a portion of the Class A-1-L 2020 Loans held by such Lender into Class A-1 2020 Notes upon written notice to the Company in accordance with the Credit Agreement.

The closing of the issuance of the 2020 Debt, pursuant to the Purchase Agreement and the Credit Agreement, as applicable, is subject to customary closing conditions, including that the closing occur on or prior to August 26, 2020 (the “Closing Date”) and that certain of the 2020 Debt has been assigned agreed-upon ratings by S&P Global Ratings, an S&P Global Ratings Inc. business, or any respective successor or successors thereto.

The Company intends to use the proceeds from the 2020 Debt Securitization to pay down existing debt, including redeeming notes that were issued by Golub Capital BDC CLO 2014 LLC in a term debt securitization that initially funded on June 5, 2014 (the “2014 Debt Securitization”) and, following such redemption, the agreements governing the 2014 Debt Securitization will be terminated.

Two loan sale agreements will be entered into on the Closing Date in connection with the 2020 Debt Securitization. Under the terms of the loan sale agreement (the “Closing Date Loan Sale Agreement”) that will provide for the sale of assets on the Closing Date to satisfy risk retention requirements, (1) the Company will transfer to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2020 Debt Securitization for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (2) immediately thereafter, GC Advisors will sell to the 2020 Issuer all of its ownership interest in such portfolio loans for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement. Under the terms of the other loan sale agreement (the “Depositor Loan Sale Agreement”) that will provide for the sale of assets on the Closing Date as well as future sales from the Company to the 2020 Issuer through Golub Capital BDC CLO 4 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “CLO Depositor”), (3) the Company will sell and/or contribute to the CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2020 Debt Securitization and participations for the purchase price and other consideration set forth in the Depositor Loan Sale Agreement and (4) CLO Depositor, in turn, will sell to the 2020 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the 2020 Issuer, and not GC Advisors, CLO Depositor or the Company, will hold all of the ownership interest in such portfolio company investments and participations. The Company will make customary representations, warranties and covenants in these loan sale agreements.

The 2020 Debt will be the secured obligations of the 2020 Issuer, and an indenture and the Credit Agreement, as applicable, governing the 2020 Debt will include customary covenants and events of default.  The 2020 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors, will serve as collateral manager to the 2020 Issuer under a collateral management agreement and will receive a fee for providing these services. Pursuant to the Company’s third amended and restated investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The description of the Purchase Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreement, attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference. The description of each of the Credit Agreement, the Closing Date Loan Sale Agreement, the Depositor Loan Sale Agreement, the indenture governing the 2020 Debt Securitization, and the collateral management agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreement, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2020.

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2020, the Company issued a press release announcing its financial results for its third fiscal quarter ended June 30, 2020. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

S&P Global Ratings (“S&P”) issued presale reports regarding the 2020 Debt Securitization. The presale report issued by S&P is expected to be publicly available on the website of S&P, www.standardandpoors.com, until final ratings that will be issued by S&P are withdrawn. S&P also intends to publish preliminary ratings of the 2020 Debt to be issued in the 2020 Debt Securitization. The preliminary ratings assigned by S&P are expected to be publicly available on the website of S&P, www.standardandpoors.com, from the date of issuance until they are replaced with final ratings.

The Company makes no representation or warranty regarding the completeness, accuracy or availability of the information contained in the presale reports or preliminary ratings, and you should not place undue reliance on such information. In addition, a securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. You are advised to consult any additional disclosures that the Company may file with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for further information regarding the Company’s 2020 Debt Securitization.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated August 7, 2020, by and among Golub Capital BDC CLO 4 LLC and Wells Fargo Securities LLC

99.1	Press release of Golub Capital BDC, Inc., dated as of August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: August 10, 2020	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer